CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 117 to Registration Statement Nos. 2-75503, 811-03364 on Form N-1A of our report dated February 25, 2011, relating to the financial statements and financial highlights of Maxim Series Fund, Inc. (the “Fund”), including Maxim Money Market Portfolio, Maxim Stock Index Portfolio, Maxim U.S. Government Mortgage Securities Portfolio (formerly Maxim U.S. Government Securities Portfolio), Maxim Bond Index Portfolio, Maxim Index 600 Portfolio, Maxim Putnam High Yield Bond Portfolio (formerly Maxim High Yield Bond Portfolio), Maxim Janus Large Cap Growth Portfolio, Maxim MFS International Growth Portfolio, Maxim Federated Bond Portfolio, Maxim MFS International Value Portfolio (formerly Maxim Bernstein International Equity Portfolio), Maxim S&P 500® Index Portfolio, Maxim Small-Cap Value Portfolio, Maxim MidCap Value Portfolio, Maxim Ariel MidCap Value Portfolio, Maxim Ariel Small-Cap Value Portfolio, Maxim Loomis Sayles Small-Cap Value Portfolio, Maxim Loomis Sayles Bond Portfolio, Maxim T. Rowe Price Equity/Income Portfolio, Maxim Small-Cap Growth Portfolio, Maxim Invesco ADR Portfolio, Maxim Short Duration Bond Portfolio, Maxim T. Rowe Price MidCap Growth Portfolio, Maxim Global Bond Portfolio, Maxim Aggressive Profile I Portfolio, Maxim Moderately Aggressive Profile I Portfolio, Maxim Moderate Profile I Portfolio, Maxim Moderately Conservative Profile I Portfolio, Maxim Conservative Profile I Portfolio, Maxim Aggressive Profile II Portfolio, Maxim Moderately Aggressive Profile II Portfolio, Maxim Moderate Profile II Portfolio, Maxim Moderately Conservative Profile II Portfolio, Maxim Conservative Profile II Portfolio, Maxim Lifetime 2015 Portfolio I, Maxim Lifetime 2025 Portfolio I, Maxim Lifetime 2035 Portfolio I, Maxim Lifetime 2045 Portfolio I, Maxim Lifetime 2055 Portfolio I, Maxim Lifetime 2015 Portfolio II, Maxim Lifetime 2025 Portfolio II, Maxim Lifetime 2035 Portfolio II, Maxim Lifetime 2045 Portfolio II, Maxim Lifetime 2055 Portfolio II, Maxim Lifetime 2015 Portfolio III, Maxim Lifetime 2025 Portfolio III, Maxim Lifetime 2035 Portfolio III, Maxim Lifetime 2045 Portfolio III, Maxim Lifetime 2055 Portfolio III, Maxim SecureFoundationSM Balanced Portfolio, Maxim SecureFoundationSM Lifetime 2015 Portfolio, Maxim SecureFoundationSM Lifetime 2025 Portfolio, Maxim SecureFoundationSM Lifetime 2035 Portfolio, Maxim SecureFoundationSM Lifetime 2045 Portfolio and Maxim SecureFoundationSM Lifetime 2055 Portfolio, appearing in the corresponding Annual Report on Forms N-CSR of the Fund for the year ended December 31, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectuses and headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

July 19, 2011